                                                                    EXHIBIT 23.2

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
Zap.Com Corporation

     Our audits of the financial statements referred to in our report dated February 26, 2003 appearing in this Form 10-K, also included an audit of the financial statement schedule listed in Item 15(c) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
February 26, 2003